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                                                                     EXHIBIT 5.1



                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                                BOSTON, MA 02110


                                November 4, 1999


iBasis, Inc.
20 Second Avenue
Burlington, MA  01803


         Re:      Registration Statement on Form S-1
                  Under the Securities Act of 1933, as Amended
                  --------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for iBasis, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7,820,000 shares (including up to 1,020,000 shares that may be offered solely in order to cover over-allotments, if any) of the Company's common stock, $0.001 par value per share (the "Shares"), pursuant to the registration statement on Form S-1 (Registration No. 333-85545) of the Company, filed with the Securities and Exchange Commission (the "Commission") on September 19, 1999, pursuant to the Act, as amended by Amendment No. 1 thereto filed with the Commission on September 30, 1999, Amendment No. 2 thereto filed with the Commission on October 18, 1999, Amendment No. 3 thereto filed with the Commission on October 26, 1999 and Amendment No. 4 thereto filed with the Commission on the date hereof (such registration statement, as so amended by such Pre-Effective Amendments and the information deemed by virtue of Rule 430A(b) of the Rules and Regulations to be part of such registration statement at the time it was declared effective, the "Registration Statement").

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, agreements, instruments, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed, and we have further relied on the presumption of regularity and continuity to the extent necessary to enable us to render such opinions. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.


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iBasis, Inc.
November 4, 1999
Page 2

         We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         This opinion is limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                                         Very truly yours,

                                                         /s/ Bingham Dana LLP

                                                         BINGHAM DANA LLP